                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

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                                  DISC, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                                   DISC, INC.
                              372 TURQUOISE STREET
                               MILPITAS, CA 95035
                                 (408) 934-7000
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            ------------------------

                           TO BE HELD AUGUST 5, 1999

     The 1999 Annual Meeting of Shareholders of DISC, Inc., a California corporation (the "Company"), will be held at the Company's facility located at 372 Turquoise Street, Milpitas, California on Thursday, August 5, 1999 beginning at 9:30 a.m. local time, for the following purposes:

          1. To elect six (6) directors to serve until the next Annual Meeting of Shareholders or until their successors are elected and qualified;

          2. To approve and ratify an amendment to the Company's 1990 Stock Plan (the "1990 Plan"), as amended most recently in 1995, to increase the number of shares of Common Stock issuable and reserved for issuance thereunder by 200,000 shares, bringing the total number of shares of Common Stock subject thereto to 1,350,000.

          3. To ratify the appointment of PriceWaterhouseCoopers LLP as independent auditors of the Company for the fiscal year ending December 31, 1999.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only shareholders of record at the close of business on June 28, 1999 are entitled to notice of and to vote at the meeting.

     All shareholders are cordially invited to attend the meeting. However, to assure your representation at the meeting you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the postage prepaid envelope for that purpose. Any shareholder attending the meeting may vote in person even if he or she has returned a proxy.

                                          By Order of the Board of Directors,

                                          J. Richard Ellis
                                          President and Chief Executive Officer
Milpitas, California
July 6, 1999

                                PROXY STATEMENT
                                       OF
                                   DISC, INC.

     This Proxy Statement and the accompanying Notice of Annual Meeting and Proxy Card are being furnished to the shareholders of DISC, Inc., a California corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 1999 Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held at the Company's facility at 372 Turquoise Street, Milpitas, California 95035, on Thursday, August 5, 1999 at 9:30 A.M., local time, and any and all postponements or adjournments thereof. The purposes of the annual meeting are set forth in this Proxy Statement and the accompanying Notice of Annual Meeting of Shareholders. These proxy materials are being mailed on or about July 6, 1999 to all holders of the Company's Common Stock, and Series C through T Preferred Stock ("Preferred Stock") of record as of June 28, 1999.

PERSONS MAKING THE SOLICITATION

     This solicitation is made by the Board of Directors of the Company on behalf of the Company. All expenses of the Company in connection with this solicitation will be borne by the Company. In addition to solicitation by mail, proxies may be solicited by directors, officers and other employees of the Company by telephone, telegraph, telefax or telex, in person or otherwise, without additional compensation. The Company will also request that brokerage firms, nominees, custodians and fiduciaries forward proxy materials to the beneficial owners of shares held of record by such persons and will reimburse such persons and the Company's transfer agent for their reasonable out-of-pocket expenses in forwarding such material.

VOTING AT THE MEETING

     Holders of record of the Company's Common Stock and Preferred Stock at the close of business on June 28, 1999 are entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. On that date, 3,699,637 shares of Common Stock, 372,296 shares of Series C Preferred Stock, 444,444 shares of Series D Preferred Stock, 500,000 shares of Series E Preferred Stock, 250,000 shares of Series F Preferred Stock, 110,000 shares of Series G Preferred Stock, 26,109 shares of Series H Preferred Stock, 167,065 shares of Series I Preferred Stock, 244,966 shares of Series J Preferred Stock, 235,110 shares of Series K Preferred Stock, 199,275 shares of Series L Preferred Stock, 179,372 shares of Series M Preferred Stock, 666,667 shares of Series N Preferred Stock, 1,320,755 shares of Series O Preferred Stock, 36,585 shares of Series P Preferred Stock, 112,097 shares of Series Q Preferred Stock, 86,207 shares of Series R Preferred Stock, 96,875 shares of Series S Preferred Stock, and 16,089 shares of Series T Preferred Stock were issued and outstanding. Each share of Common Stock has one vote. Pursuant to the Company's Amended and Restated Articles of Incorporation, the Company's outstanding shares of Preferred Stock vote together with the Common Stock on all matters except as required by law, and each share of Preferred Stock is entitled to a number of votes equal to the number of shares of Common Stock into which it is then convertible. Each share of the Company's Series C, D, E, I, J, K, L, M, N and O Preferred Stock is convertible into one share of Common Stock and is entitled to one vote per share. Each share of the Company's Series F Preferred Stock is convertible into two shares of Common Stock and is entitled to two votes per share. Each share of Series G, H, P, Q, R, S, and T Preferred Stock is convertible into ten shares of Common Stock and is entitled to ten votes per share.

     An automated system administered by the Company's transfer agent will tabulate votes cast at the Annual Meeting. A majority of the shares entitled to vote, represented in person or by proxy, will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting for the purpose of determining whether a quorum is present, and each is tabulated separately. In determining whether a proposal has been approved, abstentions are counted as votes against a proposal and broker non-votes are not counted as votes for or against a proposal nor as votes present and voting on the proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

     The following table sets forth certain information regarding the beneficial ownership of Common Stock and Preferred Stock of the Company as of June 28, 1999, as to (a) all directors and nominees for director (b) the named executive officers identified in the Summary Compensation Table located at page [8], (c) all directors and executive officers as a group, and (d) each person known to the Company to be the beneficial owner of more than 5% of any class of the Company's voting securities. Each share of the Company's Series C, Series D, Series E and Series I through Series O Preferred Stock is convertible into one share of Common Stock and is entitled to one vote per share. Each share of the Company's Series F Preferred Stock is convertible into two shares of Common Stock and is entitled to two votes per share. Each share of Series G, Series H and Series P through Series T Preferred Stock is convertible into ten shares of Common Stock and is entitled to ten votes per share. Because the Company's outstanding Preferred Stock votes together with and has the same rights to cumulative voting as the Common Stock, the number of shares held by each beneficial owner includes all shares of Common Stock and Preferred Stock on an as-if-converted basis, and "Percentage of Class" represents the percentage of the total of the Company's Common Stock and Preferred Stock, on an as-if-converted basis, issued and outstanding as of June 28, 1999, held by each such beneficial owner. Except as otherwise indicated, the Company believes, based on information furnished by such owners, that the beneficial owners of the Common Stock and Preferred Stock have sole investment and voting power with respect to such shares, subject to applicable community property laws.

                NAME AND ADDRESS                  AMOUNT AND NATURE OF    PERCENT
              OF BENEFICIAL OWNER                 BENEFICIAL OWNERSHIP    OF CLASS
              -------------------                 --------------------    --------
MK Global Ventures+.............................          773,744(1)         6.0%
MK Global Ventures II+..........................          913,982(2)         6.9%
MK GVD Fund+....................................       11,711,211(3)        76.7%
Michael D. Kaufman+.............................       13,443,937(4)        86.9%
Frank T. Connors++..............................          127,558(5)         1.0%
J. Richard Ellis++..............................           80,313(6)           *
F. Rigdon Currie++..............................           45,000(7)           *
Arch J. McGill++................................           45,000(7)           *
Michael A. McManus, Jr.++.......................           57,500(7)           *
Brian Irvine++..................................           22,730(8)           *
Ronald F. Reynolds++............................           58,313(9)           *
Henry Madrid++..................................           46,286(10)          *
Directors and Executive Officers as a group (ten
  (10) persons).................................       13,942,262(11)       88.0%

---------------
  *  Less than 1%

  + The address of such beneficial owner is 2471 E. Bayshore Road, Palo Alto, CA 94303.

  ++ The address of such beneficial owner is c/o DISC, Inc., 372 Turquoise Street, Milpitas, CA 95035.

 (1) According to a Schedule 13D filed with the Securities and Exchange Commission on January 29, 1999 by Michael D. Kaufman, MK Global Ventures beneficially owns 759,093 shares of Common Stock and 10,465 shares of Series C Preferred Stock. See the first paragraph of this section for a description of the conversion and voting rights with respect to the Series C Preferred Stock. Beneficial ownership also includes warrants for 4,186 shares of Common Stock exercisable on June 28, 1999 or within 60 days thereafter.

 (2) According to a Schedule 13D filed with the Securities and Exchange Commission on January 29, 1999 by Michael D. Kaufman, MK Global Ventures II beneficially owns 310,462 shares of Common Stock, 361,831 shares of Series C Preferred Stock and 77,566 shares of Series I Preferred Stock. See the first paragraph of this section for a description of the conversion and voting rights with respect to the Series C and Series I Preferred Stock. Beneficial ownership also includes warrants for 164,123 shares of Common Stock exercisable on June 28, 1999 or within 60 days thereafter.

 (3) According to a Schedule 13D filed with the Securities and Exchange Commission on January 29, 1999 by Michael D. Kaufman, MK GVD Fund beneficially owns 595,049 shares of Common Stock; 333,333 shares, or 75%, of the Series D Preferred Stock; 375,000 shares, or 75%, of the Series E Preferred Stock; 250,000 shares, or 100%, of the Series F Preferred Stock; 97,500 shares, or 89%, of the Series G Preferred Stock; 26,109 shares, or 100%, of the Series H Preferred Stock; 89,499 shares, or 54%, of the Series I Preferred Stock; 244,966 shares, or 100%, of the Series J Preferred Stock; 235,110 shares of the Series K Preferred Stock; 199,275 shares of the Series L Preferred Stock; 179,372 shares of the Series M Preferred Stock; 666,667 shares of the Series N Preferred Stock; 1,320,755 shares of the Series O Preferred Stock; 36,585 shares of the Series P Preferred Stock; 112,097 shares of the Series Q Preferred Stock; 86,207 shares of the Series R Preferred Stock; 96,875 shares of the Series S Preferred Stock; and 16,089 shares of the Series T Preferred Stock. See the first paragraph of this section for a description of the conversion and voting rights with respect to the different series of Preferred Stock. Beneficial ownership also includes warrants for 2,257,564 shares of Common Stock exercisable on June 28, 1999 or within 60 days thereafter.

 (4) Includes Common Stock and Preferred Stock beneficially owned by MK Global Ventures, MK Global Ventures II and MK GVD Fund, as separately described in notes (1), (2) and (3) above. Mr. Kaufman is the managing general partner of each of those funds. Beneficial ownership also includes warrants for 2,425,873 shares of Common Stock exercisable on June 28, 1999 or within 60 days thereafter.

 (5) Includes 70,000 shares of Common Stock issuable upon exercise of stock options exercisable on June 28, 1999 or within 60 days thereafter.

 (6) Includes 70,313 shares of Common Stock issuable upon exercise of stock options exercisable on June 28, 1999 or within 60 days thereafter.

 (7) Includes 45,000 shares of Common Stock issuable upon exercise of stock options exercisable on June 28, 1999 or within 60 days thereafter.

 (8) Includes 18,750 shares of Common Stock issuable upon exercise of stock options exercisable on June 28, 1999 or within 60 days thereafter.

 (9) Includes 45,313 shares of Common Stock issuable upon exercise of stock options exercisable on June 28, 1999 or within 60 days thereafter.

(10) Includes 15,625 shares of Common Stock issuable upon exercise of stock options exercisable on June 28, 1999 or within 60 days thereafter.

(11) Includes 415,626 shares of Common Stock issuable upon exercise of stock options and warrants for 2,425,873 shares of Common Stock exercisable on June 28, 1999 or within 60 days thereafter.

PROXY/VOTING INSTRUCTION CARDS AND REVOCABILITY OF PROXY

     When the proxy in the enclosed form is returned properly executed, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions indicated on the Proxy Card by the shareholder or, if no instructions are indicated, will be voted "FOR" the slate of directors described herein, "FOR" the amendment to the 1990 Stock Plan, "FOR" the appointment of PriceWaterhouseCoopers LLP as independent auditors of the Company, and as to any other matter that may be properly brought before the Annual Meeting, in accordance with the judgment of the proxy holder. A proxy may be revoked by a shareholder prior to the voting at the Annual Meeting by written notice to the Secretary of the Company, by submission of another proxy bearing a later date or by voting in person at the Annual Meeting. Such notice or later proxy will not affect a vote on any matter taken prior to the receipt thereof by the Company. The mere presence at the Annual Meeting of the shareholder who has appointed a proxy will not revoke the prior appointment.

                                  PROPOSAL ONE

                             ELECTION OF DIRECTORS

NOMINEES

     A board of six directors is to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for management's six nominees named below, all of whom are presently directors of the Company. If any management nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. The Company is not aware of any nominee who will be unable or will decline to serve as a director. The term of office for each person elected as a director will continue until the next annual meeting of Shareholders or until his successor has been elected and qualified. Election of the six nominees to the Board of Directors will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock and Preferred Stock, voting together, present or represented at the Annual Meeting and entitled to vote thereat.

     In accordance with California law, each shareholder voting in the election of directors may cumulate his or her votes and give any one nominee a number of votes equal to the number of directors to be elected multiplied by the number of shares that the shareholder is entitled to vote at the meeting or to distribute those votes on the same principle among as many candidates as the shareholder may elect, if (i) the name of the candidate for whom such votes are cast has been properly placed in nomination prior to the voting, and (ii) a shareholder has given notice at the meeting prior to voting of that shareholder's intention to cumulate his or her votes. If any one shareholder has given such notice, all shareholders may cumulate their votes for candidates who have properly been placed in nomination. The candidates receiving the highest number of affirmative votes, up to the number of directors to be elected, shall be elected. Votes against any candidate and votes withheld shall have no legal effect.

     The Board of Directors is soliciting discretionary authority to cumulate votes represented by proxies and (unless authority to do so is withheld) to distribute the total of such votes among the nominees in such numbers as may be determined by the named proxies. In the event nominations are made in opposition to the nominees of the Board of Directors, it is the intention of the persons named in the enclosed proxy to cumulate votes represented by proxies for individual nominees in accordance with their best judgment in order to assure the election of as many of the management nominees to the Board of Directors as possible.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES LISTED BELOW.

     The names of the nominees and certain information about them are set forth below:

               NAME                  AGE             POSITIONS HELD
               ----                  ---             --------------
J. Richard Ellis...................  54    Chairman of the Board, President
                                           and Chief Executive Officer
Frank T. Connors...................  65    Director and Secretary
Michael D. Kaufman.................  58    Director
F. Rigdon Currie...................  69    Director
Arch J. McGill.....................  67    Director
Michael A. McManus, Jr.............  56    Director

     J. RICHARD ELLIS joined the Company as President and Chief Operating Officer in July 1994 and became Chief Executive Officer in January 1995. Mr. Ellis was elected to the Board of Directors on July 13, 1994 and became Chairman of the Board of Directors in August 1996. From November 1993 to June 1994, Mr. Ellis worked as an independent management consultant. From June 1991 to October 1993, Mr. Ellis was employed by Cygnet Systems Inc. ("Cygnet"), a manufacturer of optical disk library units as President and Chief Executive Officer. From December 1988 to May 1991, Mr. Ellis was employed by Cygnet as Vice President of Operations and then as Chief Operating Officer. In June 1993, Cygnet filed a voluntary petition of bankruptcy under Chapter 11 of the federal bankruptcy law. The plan of reorganization was approved and the bankruptcy proceedings terminated in October 1993.

     FRANK T. CONNORS has been a director of the Company since June 1988 and Secretary of the Company since May 1990. From May 1990 to December 1994 Mr. Connors was Chief Executive Officer of the Company. Mr. Connors is Vice Chairman of the Board of Directors and President of STM Wireless, Inc., a publicly held manufacturer of satellite communication networks.

     MICHAEL D. KAUFMAN became a director of the Company in December 1988. Since October 1987, he has been the Managing General Partner of each of MK Global Ventures, MK Global Ventures II and MK GVD FUND of Palo Alto, California, venture capital firms specializing in early-stage and start-up financing of high technology companies. From August 1981 until October 1987, Mr. Kaufman was General Partner and Special Limited Partner of Oak Investment Partners I, II, and III, venture capital firms, which also focused on the formation of high technology companies. Mr. Kaufman also serves on the Boards of Directors of Davox Corp., a telecommunications company, Hypermedia Communications, Inc., which publishes Newmedia magazine, a periodical dedicated to interactive multimedia technology, Syntellect Inc., a telecommunications company, and Asante Technologies Inc., a networking company.

     F. RIGDON CURRIE became a director of the Company in December 1988. Since February 1988, he has been Special Limited Partner of MK Global Ventures II and MK GVD FUND. Mr. Currie serves on the Board of Directors of QMS Inc., a manufacturer of monochrome and color laser printers.

     ARCH J. MCGILL became a director of the Company in August 1993. Since October 1985, he has been President of Chardonnay, Inc., a venture capital investment and executive business advisory services company. From March 1983 to October 1985, Mr. McGill was President and Chief Executive Officer of Rothchild Ventures, Inc., a venture capital fund. From January 1981 to March 1983, Mr. McGill was President of AIS/American Bell, a subsidiary of AT&T. Mr. McGill serves on the Boards of Directors of ACT Networks, Inc., a manufacturer of network access products, Carleton Corporation, a software company, and CIBER, Inc., a provider of system integration services.

     MICHAEL A. MCMANUS, JR. became a director of the Company in August 1993. Since November 1998 he has been President and Chief Executive Officer of Misonix, Inc., a medical device company. From April 1998 to October 1998 he was retired. From November 1991 to March 1998, he was President and Chief Executive Officer of New York Bancorp, Inc., the holding company for Home Federal Savings Bank. From July 1990 to October 1991, Mr. McManus was President and Chief Executive Officer of Jamcor Pharmaceuticals, Inc., a pharmaceutical company. From July 1986 to July 1990, Mr. McManus was Vice President, Business Planning & Development for the Consumer Division of Pfizer, Inc., a health-care company. Mr. McManus also serves on the Board of Directors of National Wireless Holdings Inc., a communications company, Novavax, Inc., a biopharmaceutical company and the Untied States Olympic Committee.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors of the Company held a total of four meetings during 1998 with 100% attendance at each meeting with the exception of Arch McGill who was absent from two meetings. The Board of Directors has a Compensation Committee and an Audit Committee. The functions of the Compensation Committee include advising the Company on salaries and incentive compensation for employees of, and consultants to, the Company. The Compensation Committee, which consists of Messrs. Connors, McManus and Currie, held one meeting during 1998 with 100% attendance. The Audit Committee is responsible for recommending to the Board of Directors the appointment of the Company's outside auditors, examining the results of audits and reviewing internal accounting controls. The Audit Committee, which consists of Messrs. Kaufman, Connors and McGill, held one meeting during 1998, with 100% attendance.

OTHER EXECUTIVE OFFICERS

     HENRY MADRID, 42, joined the Company as Vice President of Finance and Chief Financial Officer in January 1990. From July 1987 to December 1989, Mr. Madrid was employed by Zentec Corporation, a manufacturer of computer terminals, as Controller and later Vice President, Finance. From August 1979 to May 1987, Mr. Madrid was employed by PriceWaterhouseCoopers, San Jose, California, in various positions, the last of which was as manager in the Audit Department. Mr. Madrid is a Certified Public Accountant.

     BRIAN IRVINE, 53 joined the Company in April 1990, and has held various engineering positions in the Company including Director of Engineering before being promoted to Vice President of Engineering in December 1997.

     RONALD F. REYNOLDS, 61, joined the Company in February 1996, as Vice President of Sales. From March 1995 to February 1996, Mr. Reynolds was an independent consultant for start-up companies. From December 1992 to February 1995, Mr. Reynolds served as Vice President of Sales for the Lago Division of Storage Tek, a manufacturer of storage products for the Unix marketplace. From January 1988 to November 1992, Mr. Reynolds was Chief Executive Officer of Century Financial, a leasing and consulting company for computer related products.

     ROBERT CELLUCCI, 56, joined the Company in February 1998 as the Vice President of Operations. Prior to joining the Company, from 1994 to August 1997, Mr. Cellucci served as the Vice President of Operations at Ion Systems, a manufacturer of static control equipment and systems, and from September 1997 to January 1998 served as Manufacturing and Materials consultant for Cyberdent, a dental equipment start-up.

     There are no family relationships between any director, executive officer or person nominated or chosen by the Company to become a director or executive officer.

EXECUTIVE COMPENSATION

     The following Summary Compensation Table shows compensation paid by the Company for services rendered during fiscal years 1998, 1997 and 1996 to the person who was the Company's Chief Executive Officer and the other executive officers of the Company who received salary and bonus compensation which exceeded $100,000 in fiscal year 1998 (the "named executive officers").

                           SUMMARY COMPENSATION TABLE

                                                                           LONG-TERM COMPENSATION
                                                     ANNUAL         -------------------------------------
                                                  COMPENSATION          SECURITIES
                                                -----------------   UNDERLYING OPTIONS      ALL OTHER
         NAME AND PRINCIPAL POSITION            YEAR   SALARY($)          (#)(1)         COMPENSATION($)
         ---------------------------            ----   ----------   ------------------   ----------------
J. Richard Ellis..............................  1998    157,000          225,000+             1,000(2)
President and Chief Executive Officer           1997    152,000           75,000              1,000(2)
                                                1996    152,000           50,000              1,000(2)
                                                ----    -------          -------              -----
Henry Madrid..................................  1998    115,000           50,000+             1,000(2)
Vice President, Finance and Chief Financial     1997    108,000           50,000              1,000(2)
Officer.......................................  1996    110,000               --              1,000(2)
                                                ----    -------          -------              -----
Ronald F. Reynolds............................  1998    143,000          145,000+             1,000(2)
Sr. Vice President, Sales and Marketing (3)     1997    141,000           45,000              1,000(2)
                                                1996    118,000          100,000              1,000(2)
                                                ----    -------          -------              -----
Brian Irvine..................................  1998    109,000           65,000+             1,000(2)
Vice President, Engineering                     1997     99,000           50,000              1,000(2)
                                                1996     91,000            5,000              1,000(2)
                                                ====    =======          =======              =====

---------------
 + Option grants reflect repricing of options previously granted pursuant to the Company's 1990 Stock Plan. See "COMPENSATION COMMITTEE REPORT ON OPTION REPRICING" on page 10 for a further description of the option repricing.

(1) Options are awarded pursuant to the Company's 1990 Stock Plan, which is administered by the Board of Directors. The Board of Directors determines the eligibility of employees and consultants, the number of shares to be granted and the terms of such grants.

(2) The amounts shown represent life insurance premiums paid by the Company.

(3) Mr. Reynolds joined the Company in February 1996.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                     INDIVIDUAL GRANTS                    POTENTIAL REALIZABLE
                                    ---------------------------------------------------           VALUE
                                                 PERCENT OF                                 AT ASSUMED ANNUAL
                                      NUMBER       TOTAL                                        RATES OF
                                        OF        OPTIONS                                      STOCK PRICE
                                    SECURITIES   GRANTED TO                                 APPRECIATION FOR
                                    UNDERLYING   EMPLOYEES                                     OPTION TERM
                                     OPTIONS     IN FISCAL      EXERCISE     EXPIRATION   ---------------------
               NAME                 GRANTED(#)      YEAR      PRICE ($/SH)      DATE        5%($)      10%($)
               ----                 ----------   ----------   ------------   ----------   ---------   ---------
J. Richard Ellis..................   225,000(1)     19.4%        $0.75        May 2003     215,000     271,000
  President and Chief Executive
  Officer
Henry Madrid......................    50,000(1)      4.3%        $0.75        May 2003      48,000      60,000
  Vice President, Finance and
  Chief Financial Officer
Ronald F. Reynolds Sr. ...........   145,000(1)     12.5%        $0.75        May 2003     139,000     175,000
  Vice President, Sales and
  Marketing
Brian Irvine......................    65,000(1)      5.6%        $0.75        May 2003      62,000      79,000
  Vice President, Engineering

---------------
(1) Option grants reflect repricing of options previously granted pursuant to the Company's 1990 Stock Plan. See "COMPENSATION COMMITTEE REPORT ON OPTION REPRICING" below for a further description of the option repricing.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

     The following table provides information on the value of options exercised in fiscal 1998 and the value of unexercised in-the-money options held by the named executive officers as of December 31, 1998.

                                                             NUMBER OF SECURITIES
                                                                  UNDERLYING               VALUE OF UNEXERCISED
                                                              UNEXERCISED OPTIONS         IN-THE-MONEY OPTIONS AT
                                SHARES                       AT DECEMBER 31, 1998          DECEMBER 31, 1998(1)
                              ACQUIRED ON      VALUE      ---------------------------   ---------------------------
            NAME              EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
            ----              -----------   -----------   -----------   -------------   -----------   -------------
J. Richard..................      --            --          32,812         192,188         $ --           $ --
Ellis Henry Madrid..........      --            --           7,292          42,708           --             --
Ronald F. Reynolds..........      --            --          21,146         123,854           --             --
Brian Irvine................      --            --           9,479          55,521           --             --

---------------
(1) Market value of underlying securities at year-end minus the exercise price of "in-the-money" options. The closing sale price for the Company's Common Stock as of December 31, 1998 on the NASDAQ Small Cap Market System was $ 0.375.

     COMPENSATION OF DIRECTORS

     Pursuant to the Company's 1995 Stock Option Plan for Non-Employee Directors, each non-employee director receives an initial grant of options to purchase 25,000 shares of the Company's Common Stock upon commencement of service as a director. In addition to such initial grant of 25,000 options, each non-employee director is granted an option to purchase 5,000 shares of the Company's Common Stock during each year of service as a director commencing with fiscal year 1995.

               COMPENSATION COMMITTEE REPORT ON OPTION REPRICING

     On May 19, 1998, the Compensation Committee approved the repricing of 786,250 options granted pursuant to the Company's 1990 Stock Plan and 1995 Stock Option Plan for Non-Employee Directors, including an aggregate of 485,000 options granted to the named executive officers and an aggregate of 225,000 options granted to members of the Board of Directors. Such options had exercise prices ranging from $1.58 to

$6.25. Such repricing was effected by a replacement grant of new options with an exercise price of $0.75 per share, and which, with respect to employees, had a new four-year vesting period. The vesting period for the new options for the non-employee directors remained unchanged.

     The Compensation Committee approved the repricing because it believes that equity interests are a significant factor in the Company's ability to attract and retain directors, executive officers and employees, by providing an incentive to all such personnel to devote their utmost effort and skill to the advancement and betterment of the Company by permitting them to participate in the success and increased value of the Company. The Compensation Committee repriced the options because subsequent to several grants of options under the 1990 Stock Plan and the 1995 Stock Option Plan For Non-Employee Directors, the price per share of the Company's Common Stock declined to approximately $1.00 as a result of unforeseen market factors. The Compensation Committee believed that, as a result of this sudden and large relative decline, the options so granted would not have the desired motivational effect on the optionees. Accordingly, the Compensation Committee approved the repricing as a means of ensuring that such optionees have a meaningful equity interest in the Company.

                                          Respectfully submitted,
                                          Frank T. Connors
                                          Michael A. McManus, Jr.
                                          F. Rigdon Currie

                           TEN-YEAR OPTION REPRICINGS

                                                                                                   LENGTH OF
                                         NUMBER OF       MARKET                                     ORIGINAL
                                        SECURITIES       PRICE                                    OPTION TERM
                                        UNDERLYING      OF STOCK     EXERCISE PRICE     NEW        REMAINING
                                          OPTIONS      AT TIME OF      AT TIME OF     EXERCISE     AT DATE OF
         NAME                DATE       REPRICED(#)   REPRICING($)    REPRICING($)    PRICE($)     REPRICING
         ----                ----       -----------   ------------   --------------   --------   --------------
J. Richard Ellis.......  May 19, 1998     225,000        $0.75       1.578 - 6.25      $0.75     14 - 55 months
  President and CEO
Henry Madrid...........  May 19, 1998      50,000        $0.75           1.578         $0.75       55 months
  V. P. Finance and CFO
Ronald F. Reynolds,      May 19, 1998     145,000        $0.75       1.578 - 5.38      $0.75     36 - 55 months
  Sr...................
  V. P., Sales and       May 20, 1996      50,000        $3.88           4.25          $3.88       45 months
  Marketing
Brian Irvine...........  May 19, 1998      65,000        $0.75       1.578 - 5.375     $0.75     27 - 55 months
  V. P. Engineering      May 20, 1996       5,000        $3.88           5.00          $3.88       24 months

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Frank T. Connors, Michael A. McManus, Jr. and F. Rigdon Currie comprised the Board's Compensation Committee during fiscal 1998. Mr. Connors has been Secretary of the Company since May 1990 and Chief Executive Officer of the Company from May 1990 to December 1994. Neither Mr. McManus nor Mr. Currie was during fiscal 1998 an officer or employee of the Company, and neither has been an officer or employee of the Company. See "Certain Relationships and Related Transactions" below for a discussion of certain relationships and transactions between Mr. Currie and the Company. During fiscal year 1998, no executive officer of the Company (i) served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the board of directors) of another entity, one of whose executive officers served on the Company's Compensation Committee, (ii) served as a director of another entity, one of whose executive officers served on the Company's Compensation Committee, or (iii) served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the board of directors) of another entity, one of whose executive officers served as a director of the Company.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based upon its review of the copies of reporting forms furnished to the Company, the Company believes that all filing requirements under Section 16(a) of the Securities Exchange Act of 1934, as amended, applicable to its directors, officers and any persons holding ten percent or more of the Company's Common Stock with respect to the Company's fiscal year ended December 31, 1998, were satisfied, with the exception of those required due to the option repricing as discussed on page 9.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On March 29, 1996, the Company entered into a Convertible Debenture Purchase Agreement with MK GVD Fund whereby MK GVD Fund agreed to purchase an aggregate of $1,400,000 in principal amount of subordinated convertible debentures, each mandatorily convertible into shares of Preferred Stock and Warrants to purchase Common Stock at a conversion price based on the average closing price for the Common Stock for the five trading days ended three days prior to the conversion date. In December 1996, the agreement was amended to increase the amount to a total of 3,400,000 and the Conversion Price was changed to the closing bid price of the Company's Common Stock on the last day of the calendar quarter. In addition, MK GVD Fund assigned a portion of its obligations under the agreement to MK Global Ventures II. During the quarters ended June 30, September 30 and December 31, 1996, the Company issued $1,000,000, $700,000 and $730,000, respectively, in principal amount of such debentures. On June 30, September 30 and December 31, 1996 such debentures were converted by MK GVD Fund into 26,109, 89,499 and 244,966 shares of Series H, Series I and Series J Preferred Stock, respectively, and MK Global Ventures II converted into 77,566 shares of Series I Preferred Stock at $38.30, $4.19 and $2.98 for Series H, Series I and Series J Preferred Stock, respectively. In addition, MK GVD Fund received for Series H, Series I and Series J Preferred Stock warrants to purchase 65,272, 22,375 and 61,241 shares of Common Stock, respectively, at exercise prices of $4.85, $5.24 and $3.73 per share, respectively.

MK Global Ventures II received with Series I Preferred Stock a warrant to purchase 19,291 shares of Common Stock at an exercise price of $5.24 per share.

     In April 1997, the Convertible Debenture Purchase Agreement was amended to increase to $4,430,000 the total principal amount of subordinated debentures which MK GVD Fund has agreed to purchase. During the quarters ended March 31, June 30, September 30 and December 31, 1997, the Company issued $750,000, $550,000, $400,000 and $600,000, respectively, in principal amount of such debentures to MK GVD Fund. On March 31, June 30, September 30 and December 31, 1997, such debentures were converted into 235,110, 199,275, 179,372 and 666,667 shares of Series K, Series L, Series M and Series N Preferred Stock, and warrants to purchase 58,777, 49,819, 44,843 and 166,666 shares of Common Stock, respectively, at exercise prices of $3.98, $3.45, $2.78 and $1.13, respectively. In December 1997, the agreement was further amended to increase to $4,730,000 the total principal amount of subordinated convertible debentures which MK GVD Fund has agreed to purchase.

     In February 1998, the Company sold 1,320,755 shares of Series O Preferred Stock and warrants to purchase 330,188 shares of Common Stock at an exercise price of $1.33 per share to MK GVD Fund for a total purchase price of $1,400,000.

     During the quarters ended March 31, June 30, September 30 and December 31, 1998, the Company issued $300,000, $695,000, $500,000 and $310,000, respectively, in principal amount of subordinated convertible debentures to MK GVD Fund. On March 31, June 30, September 30 and December 31, 1998, such debentures were converted into 36,585, 112,097, 86,207 and 96,875 shares of Series P, Series Q, Series R and Series S Preferred Stock, respectively, and warrants to purchase 91,462, 280,242, 215,517 and 242,187 shares of Common Stock, respectively, at exercise prices of $0.82, $0.78, $0.73 and $0.40, respectively. In December 1998, the Convertible Debenture Purchase Agreement was further amended to increase to $6,535,000 the total principal amount of subordinated convertible debentures which MK GVD Fund has agreed to purchase.

     During the quarter ended March 31, 1999, the Company issued $325,000 in principal amount of subordinated convertible debentures to MK GVD Fund. On March 31, 1999, such debentures were converted into 16,089 shares of the Series T Preferred Stock, and warrants to purchase 40,222 shares of Common Stock at an exercise price of $2.53.

     The above transactions were unanimously approved by the Board of Directors of the Company. Michael D. Kaufman, a director of the Company, is the managing general partner of MK GVD Fund and MK Global Ventures II and beneficial owner of more than 5% of the voting stock of the Company. F. Rigdon Currie, a director of the Company, was, and continues to be, special limited partner of MK GVD Fund and MK Global Ventures II. However, the Company believes that the terms and provisions of the above transactions were as fair to the Company as they could have been if made with unaffiliated third parties.

                                  PROPOSAL TWO

                     AMENDMENT TO COMPANY'S 1990 STOCK PLAN

     Subject to approval by the Company's shareholders, the Board of Directors amended the Company's 1990 Stock Plan (the "1990 Plan") on June 3, 1999 to increase the number of shares of Common Stock issuable under the 1990 Plan by 200,000 shares of Common Stock, and to reserve the additional shares for issuance under the 1990 Plan, bringing the total number of shares of Common Stock subject to the 1990 Plan to 1,350,000.

Approval of the adoption of the amendment to the 1990 Plan requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock and Preferred Stock, voting together, present or represented at the Annual Meeting and entitled to vote thereat.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE AMENDMENT TO THE 1990 PLAN ADDING 200,000 SHARES OF COMMON STOCK TO THE POOL OF SHARES RESERVED FOR ISSUANCE THEREUNDER.

     The essential features of the 1990 Plan are summarized below. The summary does not purport to be a complete description of the 1990 Plan. The Company's shareholders may obtain a copy of the 1990 Plan upon written request to the Secretary of the Company.

                                 PLAN ACTIVITY

     As of June 28, 1999, without taking into account the proposed amendments to the 1990 Plan, 47,000 shares remained available for future grants from the 1,150,000, shares reserved for issuance under the Company's 1990 Stock Plan.

     The table under the caption "Option Grants in Last Fiscal Year" provides information with respect to the grant of options under the 1990 Plan to the Chief Executive Officer and the named executive officers during fiscal year 1998. The following table sets forth additional information with respect to options granted under the 1990 Plan during fiscal year 1998 to certain groups:

                                                              WEIGHTED AVERAGE    OPTIONS
                                                               EXERCISE PRICE     GRANTED
                                                              ----------------    --------
All executive officers as a group...........................      $   0.75         535,000(1)
All employees, including all current officers who are not
  executive officers, as a group............................      $   0.76         627,850(1)

---------------
(1) Reflects the repricing of certain stock options.

GENERAL NATURE AND PURPOSE

     The 1990 Plan was adopted by the Board of Directors in November 1990 and approved by the Company's shareholders on October 21, 1991. On April 29, 1993 the Board of Directors adopted an amendment to the

1990 Plan increasing the authorized number of shares of Common Stock issuable under the 1990 Plan to 900,000, shares which amendment was approved by the Company's shareholders on September 21, 1993. On May 10, 1995 the Board of Directors adopted an amendment to the 1990 Plan increasing the authorized number of shares of Common Stock issuable under the 1990 Plan, as amended, to 1,150,000 shares, which amendment was approved by the Company on August 10, 1995. The Company has reserved 1,150,000 shares of its Common Stock for issuance under the 1990 Plan.

     The 1990 Plan provides for the grant by the Company of (i) options for the purchase of Common Stock and (ii) restricted shares of Common Stock to the Company's officers and employees, including directors who are also employees, and also to consultants with important business relationships with the Company. At June 26, 1999, five (5) executive officers (including the Chief Executive Officer who is also a Director), and approximately fifty (50) employees of the Company were eligible to participate in the 1990 Plan. The 1990 Plan currently is administered by the Board of Directors. The Board of Directors has broad discretion, subject to the terms of the 1990 Plan, to determine who is entitled to receive options or restricted shares under the 1990 Plan, the terms and conditions under which options or restricted shares are to be granted, the vesting periods of such options and restricted shares and the number of shares of Common Stock subject to options or restricted shares and the repurchase rights with respect thereto. The Board of Directors also has discretion to determine the nature of the consideration to be to be paid upon the exercise of an option or purchase of a restricted share granted under the 1990 Plan. Shares issuable under the 1990 Plan are issued by the Company and are not purchased in the open market by the Company. No fees, commissions, or other charges are paid in connection with such issuances.

     Options granted under the 1990 Plan may be either "incentive stock options," within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or "nonstatutory stock options," as determined by the Board of Directors at the time of grant. Incentive stock options, however, may not be to any person who is not an officer or employee of the Company.

     Options may be granted under the 1990 Plan for terms of up to 10 years and the exercise price in the case of incentive stock options granted under the 1990 Plan must be at least equal to the fair market value of the Common Stock as of the date of grant; provided, however, that if the person to whom incentive stock options are granted owns 10% or more of the outstanding voting stock of the Company, the exercise price must be at least equal to 110% of the fair market value of the Common Stock as of the date of grant and for terms not to exceed five (5) years. To the extent that the aggregate fair market value (determined on the date of grant) of the stock with respect to which incentive stock options are exercisable by such optionee in any calendar year under the 1990 Plan (and any other plans of the Company) exceeds $100,000, such excess options shall be treated as non-statutory stock options. No other limitation exists with respect to the amount of stock options or restricted shares that may be granted to any participant in the 1990 Plan.

     The purposes of the 1990 Plan are to enable the Company to retain the services of existing executive personnel and key employees of the Company, to attract and retain competent new executive personnel and employees, to provide an incentive to all such personnel and employees to devote their utmost effort and skill to the advancement and betterment of the Company by permitting them to participate in the ownership of the Company and thereby in the success and increased value of the Company and to allow consultants, business associates and others with important business relationships with the Company the opportunity to participate in the ownership of the Company and thereby have an interest in success and increased value of the Company.

ADMINISTRATION

     The 1990 Plan may be administered by the Board of Directors or by a committee of the Board (the "Committee") constituted to comply with federal and state law applicable to the administration of similar plans, including Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended. The 1990 Plan currently is administered by the Board of Directors.

     Subject to the limitations on eligibility discussed below and the specific provisions of the 1990 Plan, the Board of Directors (or the Committee, as the case may be) has the full and final authority to determine which persons shall be granted incentive stock options, nonstatutory stock options or restricted shares under the 1990

Plan, the number of shares of Common Stock to be covered by each option or restricted share, the exercise price, the form of consideration and all the other terms and conditions of each option or restricted share and, generally, to take all actions and make all determinations necessary or appropriate to administer the 1990 Plan. Determinations of the Board of Directors (or Committee, as the case may be) as to all matters of interpretation of the 1990 Plan are final and binding upon all participants and prospective participants of the 1990 Plan.

AMENDMENT AND TERMINATION OF THE 1990 PLAN

     The Board of Directors may from time to time alter, amend, suspend or terminate the 1990 Plan in such respects as the Board of Directors may deem advisable; provided, however, that no such alteration, amendment, suspension or termination will be made that would impair the rights of any person under any incentive stock option, nonstatutory stock option or restricted share theretofore granted to such person without his or her consent; and, provided further, that shareholder approval of any amendment to the 1990 Plan shall be obtained to the extent necessary or advisable to comply with applicable federal or state law.

     Unless previously terminated by the Board of Directors, the 1990 Plan will terminate on October 21, 2001.

ELIGIBILITY

     Incentive Stock Options. Officers and other key employees of the Company (including directors if they are also employees of the Company), as may be determined by the Board of Directors or the Committee, who qualify for incentive stock options under the applicable provisions of the Code, will be eligible for selection to receive incentive stock options under the 1990 Plan. An employee who has been granted an incentive stock option may, if otherwise eligible, be granted an additional incentive stock option or options and receive nonstatutory stock options or restricted shares if the Board of Directors or Committee so determine.

     Nonstatutory Stock Options or Restricted Shares. Officers and other key employees of the Company, and any consultants (but not non-employee directors) will be eligible to receive nonstatutory stock options or restricted shares under the 1990 Plan. An individual who has been granted a nonstatutory stock option or restricted share may, if otherwise eligible, be granted an incentive stock option or an additional nonstatutory stock option or options or restricted shares if the Board of Directors or Committee so determines. The exercise price or the purchase price, as the case may be, will be subject to the antidilution provision of the 1990 Plan. In each case, such fair market value shall, if the Common Stock is then listed or admitted to trading on any stock exchange or national market system, including the NASDAQ National Market System, be the closing sale price on such day on the principal stock exchange or national market system on which the Common Stock is then listed or admitted to trading, or if no sale takes place on such day on such principal exchange or national market system, then the closing sale price of the Common Stock on such exchange or national market system on the last market trading day prior to the time of determination; or, if the Common Stock is quoted on the NASDAQ system (but not on the National Market System thereof) or regularly quoted by a recognized securities dealer but selling prices are not reported, be the mean between the high and the low asked prices for the Common Stock. In the absence of an established market, the fair market value of the Common Stock shall be determined in good faith by the Board of Directors (or the Committee, as the case may be) which shall consider, among other facts that it considers to be relevant, the book value of the Common Stock and the earnings of the Company.

     Subject to the foregoing limitations applicable to incentive stock options and the total number of shares reserved for issuance under the 1990 Plan, no maximum or minimum limitation exists with respect to the number of shares of Common Stock for which stock options or restricted shares may be granted or offered to any one person under the 1990 Plan.

TERMS AND CONDITIONS OF OPTIONS AND RESTRICTED SHARES

     Exercise and Purchase Price. The exercise price of the shares of Common Stock covered by each incentive stock option granted under the 1990 Plan shall not be less than the fair market value of such shares on the date on which the incentive stock option is granted, and the exercise price in the case of nonstatutory stock options granted to an employee shall not be less than 85% of the fair market value of such shares on the date on which the nonstatutory stock option is granted; provided, however, that the exercise price with respect to incentive options and nonstatutory stock options shall not be less than 110% of fair market value if the person to whom shares are granted owns 10% or more of the outstanding voting stock of the Company (a "10% shareholder"). The purchase price of restricted shares granted under the 1990 Plan shall not be less than 50% of the fair market value of such shares as of the date of the offer.

     Payment. Payment for shares upon exercise of an option or upon issuance of restricted shares must be made in full at the time of exercise of the option or issuance of the restricted shares. The form of consideration payable upon exercise of an option or purchase of restricted shares shall, at the discretion of the Board of Directors (or the Committee, as the case may be) be (i) by tender of United States dollars in cash, check or bank draft; (ii) subject to any legal restriction against the Company's acquisition or purchase of the Company's shares of Common Stock, shares of Common Stock, which shall be deemed to have a value equal to the aggregate fair market value of such shares determined on the date of exercise or purchase as described under the caption "Eligibility -- Nonstatutory Stock Options or Restricted Shares" above (iii) by the issuance of a promissory note acceptable to the Board of Directors (or the Committee, as the case may be); or (iv) pursuant to other methods described in the 1990 Plan.

     Exercise of Options and Purchase of Restricted Shares. The Board of Directors (or the Committee, as the case may be) has discretionary authority at the time an option is granted under the 1990 Plan to determine when and in what increments shares covered by the option may be purchased. An option may be granted on terms providing that it will be exercisable either in whole or in part at any time during its term or only in specified percentages at stated time periods or intervals during the term of the option. The Board of Directors (or the Committee, as the case may be) also may accelerate any optionee's right to exercise options granted under the 1990 Plan. The Board of Directors (or the Committee, as the case may be) also has discretionary authority to specify the terms and conditions under which the restricted shares are issued.

     Terms of Options. The term of each option granted under the 1990 Plan is determined by the Board of Directors (or the Committee, as the case may be) at the time the option is granted; provided, however, that no incentive stock option granted under the 1990 Plan may have a term in excess of ten years; and provided further, that no option granted under the 1990 Plan to a 10% shareholder may have a term in excess of five years.

     Termination of Employment or Consulting Relationships Other Than by Death or Disability. In the event of termination of an optionee's employment or consulting relationship with the Company, (i) all options granted to any such optionee pursuant to the 1990 Plan that are not exercisable at the date of such cessation shall terminate immediately and become void and of no effect, and (ii) all options granted to any such optionee pursuant to the 1990 Plan that are exercisable at the date of such cessation may be exercised at any time within 90 days of the date of such cessation, but in any event no later than the date of expiration of the option, and, if not so exercised within such time, shall become void and of no effect at the end of such time.

     Termination of Employee or Consultant by Reason of Death or Disability. Generally, in the event of the termination of an optionee's employment or consulting relationship with the Company by reason of his or her death or disability, all options granted to such optionee under the 1990 Plan that are exercisable at the date of such termination may be exercised at any time within 12 months after the optionee's death or disability, but in any event no later than the expiration date of the option, by such optionee or, in the event of death, by the executors or administrators of such optionee's estate or any person or persons who have acquired such optionee's options by bequest or inheritance. All options granted to such optionee that are not exercisable at the date of such termination shall become void and of no effect as of such date.

     Continuation of Employment. Neither the 1990 Plan nor the granting of any incentive stock option, nonstatutory stock option or restricted share under the 1990 Plan imposes any obligation on the Company to continue the employment of any optionee or offeree.

     No Obligation to Exercise Option or Issue Restricted Share. Neither the granting of an incentive stock option or nonstatutory stock option nor the offer of a restricted share under the 1990 Plan shall impose any obligation upon the optionee to exercise such incentive stock option or nonstatutory stock option or upon the offeree to purchase such restricted shares.

ADJUSTMENTS UPON CHANGES OF CAPITALIZATION AND REORGANIZATIONS

     In the event that the outstanding shares of Common Stock are increased or decreased by reason of recapitalization, stock split, combination of shares, reclassification, reincorporation, stock dividend or any other change in the corporate structure of the Company effected without receipt of consideration by the Company while the 1990 Plan is in effect, appropriate adjustments shall be made by the Board of Directors to the aggregate number of shares subject to the 1990 Plan, and the number of shares and the price per share subject to outstanding incentive stock options, nonstatutory stock options and restricted shares, in order to preserve, but not to increase, the benefits to persons then holding incentive stock options, nonstatutory stock options or restricted shares.

     In the event of the proposed dissolution or liquidation of the Company, the Board of Directors shall notify each optionee at least 15 days prior to such proposed action and, to the extent not exercised prior thereto, all options granted under the 1990 Plan shall terminate immediately prior to the consummation of the proposed dissolution or liquidation. In the event that the Company at any time proposes to enter into a merger with or into another corporation, provision shall be made in connection with such transaction for the assumption of options theretofore granted or for the substitution of equivalent options by such successor corporation. If such provision is not made in such transaction for the assumption of such options or the substitution of equivalent options by the successor corporation, then the Board of Directors or the Committee shall cause notice of the proposed transaction to be given to each optionee and shall further notify each optionee that his or her options shall be exercisable for a period of 15 days from the date of such notice, and that all options granted under the 1990 Plan shall terminate on the expiration date of such notice, and that all options granted under the 1990 Plan shall terminate on the expiration of such period.

                   SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES

     The following is a brief description of the federal income tax consequences of participation in the 1990 Plan. State and local income taxes, which may vary from locality to locality, are not discussed.

     Incentive Stock Options. An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. Long-term capital gain is taxed at a maximum federal income tax rate of 20%. Capital losses are allowed in full against capital gains and up to $3,000 against other income. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or 10% shareholder of the Company. The Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

     Nonstatutory Stock Options. An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. The Company is generally entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period. Long-term capital gain is taxed at a maximum federal income tax rate of 20%. Capital losses are allowed in full against capital gains and up to $3,000 against other income.

     Restricted Stock. At the time of purchase, restricted stock is subject to a "substantial risk of forfeiture" within the meaning Section 83 of the Code. As a result, the purchaser will not recognize ordinary income at the time of purchase. Instead, the purchaser will recognize ordinary income on the dates when a stock ceases to be subject to a substantial risk of forfeiture. The stock will generally cease to be subject to a substantial risk of forfeiture when it is no longer subject to the Company's right to repurchase the stock upon the purchaser's termination of employment with the Company. At such time, the purchaser will recognize ordinary income measured as the difference between the purchase price and the fair market value of the stock on the date the stock is no longer subject to a substantial risk of forfeiture.

     The purchaser may accelerate to the date of purchase his or her recognition of ordinary income, if any, and the beginning of any capital gain holding period by timely filing an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the purchase price and the fair market value of the stock on the date of purchase, and the capital gain holding period commences on such date. The ordinary income recognized by a purchaser who is an employee will be subject to tax withholding by the Company. The Company is generally entitled to a deduction in the same amount as the ordinary income recognized by such purchaser. Different rules may apply if the purchaser is also an officer, director, or 10% shareholder of the Company.

     The foregoing is only a summary of the effect of federal income taxation upon optionees, holders of restricted stock and the Company with respect to the grant and exercise of options and the purchase of restricted stock pursuant to the 1990 Plan. It does not purport to be complete, and does not discuss the tax consequences of the death of the optionee or holder or the provisions of the income tax laws of any municipality, state or foreign country in which the optionee or holder may reside.

                                 PROPOSAL THREE

                            APPOINTMENT OF AUDITORS

     The Board of Directors has approved a resolution retaining PriceWaterhouseCoopers LLP as its independent auditors for the fiscal year ending December 31, 1999. PriceWaterhouseCoopers LLP has audited the Company's financial statements since 1989. A representative of PriceWaterhouseCoopers LLP will be present at the Annual Meeting and will have an opportunity at the meeting to make a statement if he desires to do so and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPOINTMENT OF
PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S AUDITORS.

     The Board of Directors has conditioned its appointment of its independent auditors upon receiving the affirmative vote of a majority of the shares represented, in person or by proxy, and voting at the Annual Meeting. In the event the shareholders do not approve the selection of PriceWaterhouseCoopers LLP, the Board of Directors will reconsider the appointment of independent auditors.

                             SHAREHOLDER PROPOSALS

     Any shareholder desiring to submit a proposal for action at the 2000 Annual Meeting of Shareholders which is desired to be presented in the Company's Proxy Statement with respect to such meeting should arrange for such proposal to be delivered to the Company at its principal place of business no later than March 8, 2000. Any such proposal must be submitted in writing to the attention of the Company's Corporate Secretary at 372 Turquoise Street, Milpitas, California 95035. Matters pertaining to such proposals, including the number and length thereof, the eligibility of persons entitled to have such proposals included and other aspects are regulated by the Securities Exchange Act of 1934, as amended, the Rules and Regulations of the

Commission and other laws and regulations to which interested persons should refer. If the Company is not notified of a shareholder proposal by May 22, 2000, then the proxies held by the management of the Company may provide the discretion to vote against such shareholder proposal, even though such proposal is not discussed in the proxy statement

                                 OTHER MATTERS

     Management is not aware of any other matters to come before the meeting. If any other matter not mentioned in this Proxy Statement is brought before the meeting, the persons named in the enclosed form of proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.

                                          By Order of the Board of Directors

                                          J. Richard Ellis
                                          Chairman of the Board, President and
                                          Chief
                                          Executive Officer
July 6, 1999

     The Annual Report to Shareholders of the Company for the fiscal year ended December 31, 1998 is being mailed concurrently with this Proxy Statement to all shareholders of record as of June 28, 1999. The Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made.

     COPIES OF THE COMPANY'S ANNUAL REPORT TO THE COMMISSION ON FORM 10-K WILL BE PROVIDED TO SHAREHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO THE CHIEF FINANCIAL OFFICER, AT DISC, INC., 372 TURQUOISE STREET, MILPITAS, CALIFORNIA 95035.

PROXY

                                   DISC, Inc.
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                       ANNUAL MEETING OF THE SHAREHOLDERS
                                 AUGUST 5, 1999


The undersigned shareholder of DISC, Inc., a California corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and the Proxy Statement, each dated July 6, 1999, and hereby nominates, constitutes and appoints J. Richard Ellis and Henry Madrid, and each of them individually, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of the Company which the undersigned is entitled to represent and vote at the 1999 Annual Meeting of Shareholders of the Company to be held at the Company's facility, 372 Turquoise Street, Milpitas, California, on August 5, 1999, at 9:30 A.M., and at any and all adjournments thereof, as fully as if the undersigned were present and voting at the meeting, as follows:

       (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                                                                Please mark
                                                               your vote as  [X]
                                                               indicated in
                                                               this example.

                                           FOR                   WITHHELD
THE DIRECTORS RECOMMEND A       all nominees listed below        AUTHORITY
VOTE "FOR" ITEMS 1, 2 AND 3.      (except as marked to        to vote for all
                                   the contrary below)     nominees listed below
1. ELECTION OF DIRECTORS:                  [ ]                      [ ]
   Election of the following
   nominees as directors: Frank T. Connors, Michael D. Kaufman,
   F. Rigdon Currie, Arch J. McGill, Michael A. McManus, Jr.
   and J. Richard Ellis.
   (INSTRUCTIONS: To withhold authority to vote for any nominee, print that nominee's name in the space provided below.)

--------------------------------------------------------------------------------

                                                         FOR   AGAINST   ABSTAIN
2. INCREASE NUMBER OF SHARES OF COMMON STOCK RESERVED    [ ]     [ ]       [ ]
   FOR ISSUANCE UNDER THE COMPANY'S 1990 STOCK PLAN
   TO 1,350,000.

                                                         FOR   AGAINST   ABSTAIN
3. APPROVAL OF APPOINTMENT OF PRICEWATERHOUSECOOPERS     [ ]     [ ]       [ ]
   LLP AS INDEPENDENT AUDITORS:

4. IN THEIR DISCRETION, ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

IMPORTANT -- PLEASE SIGN AND DATE AND RETURN PROMPTLY.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER ON THIS SIDE. WHERE NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED "FOR" THE ELECTION OF THE DIRECTORS NAMED ON THIS SIDE OF THIS PROXY, "FOR" THE INCREASE IN THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE UNDER THE
                                    COMPANY'S 1990 STOCK PLAN TO 1,350,000,
                                    "FOR" APPOINTMENT OF PRICEWATERHOUSECOOPERS
                                    LLP AS INDEPENDENT AUDITORS AND AS SAID
                                    PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS
                                    AS MAY COME BEFORE THE MEETING. THIS PROXY,
                                    CONFERS DISCRETIONARY AUTHORITY TO CUMULATE
                                    VOTES FOR ANY AND ALL OF THE NOMINEES FOR
                                    ELECTION OF DIRECTORS FOR WHICH AUTHORITY TO
                                    VOTE HAS NOT BEEN WITHHELD.

                                    WHETHER OR NOT YOU PLAN TO ATTEND THIS
                                    MEETING, YOU ARE URGED TO SIGN AND RETURN
                                    THIS PROXY, WHICH MAY BE REVOKED AT ANY TIME
                                    PRIOR TO ITS USE.


Signature(s)                                                     Date
            ----------------------------------------------------     -----------
Print Name(s)
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NOTE: Please sign your name exactly as it appears hereon. Executors, administrators, guardians, officers of corporations, and others signing in a fiduciary capacity should so indicate and state their full titles as such. If shares are held by joint tenants or as community property, each holder should sign.
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